 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 23, 2019

DCP MIDSTREAM, LP
(Exact name of registrant as specified in its charter)

Delaware	001-32678	03-0567133
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

370 17th Street, Suite 2500
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

(303) 595-3331
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	DCP	New York Stock Exchange
7.875% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	DCP PRB	New York Stock Exchange
7.95% Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	DCP PRC	New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement.

On December 23, 2019, DCP Midstream, LP (the “Partnership”) and DCP Receivables LLC, a bankruptcy-remote special purpose entity that is an indirect wholly-owned subsidiary of the Partnership (the “SPV”), entered into that certain Second Amendment to Receivables Financing Agreement (the “Second Amendment”) among the SPV, as borrower, the Partnership, as initial servicer (the “Servicer”), the lenders, the LC bank, the LC participants, and the group agents that are parties thereto from time to time (collectively, the “Lenders”), and PNC Bank National Association, as administrative agent (the “Administrative Agent” and collectively with the Lenders, the “Secured Parties”) and PNC Capital Markets LLC, as structuring agent. The Second Amendment amends the Receivables Financing Agreement, dated August 13, 2018, among the SPV, the Servicer and the Secured Parties (as so amended by the First Amendment thereto, dated August 12, 2019, and the Second Amendment, the “Receivables Financing Agreement”), to, among other things, increase the Lenders’ aggregate loan commitment under the Securitization Facility (defined below) from $200 million to $350 million.

The Receivables Financing Agreement and the previously disclosed Receivables Sale and Contribution Agreement, dated August 13, 2018, between the originators from time to time party thereto (the “Originators”) and the SPV (the “Receivables Sale and Contribution Agreement”) provide the terms and conditions for the Partnership’s $350 million accounts receivable securitization facility (the “Securitization Facility”). The terms of the Securitization Facility are substantially the same as previously disclosed except for the extension of the term thereof until August 12, 2022 pursuant to the First Amendment to the Receivables Financing Agreement and the increase of the Lenders’ aggregate loan commitment to $350 million pursuant to the Second Amendment.

Affiliates of certain of the lenders under the Credit Agreement have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to the Partnership and its affiliates in the ordinary course of business, for which they have received, and may continue to receive, customary fees and commissions.

The foregoing descriptions of the Receivables Financing Agreement and the Receivables Sale and Contribution Agreement are not complete and are qualified in their entirety by reference to the full and complete terms of such agreements, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto, respectively, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated in its entirety herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1
Receivables Financing Agreement, dated August 13, 2018, among DCP Receivables LLC, as borrower, the Partnership, as initial servicer, the lenders, LC participants and group agents that are parties thereto from time to time, PNC Bank National Association, as Administrative Agent and LC Bank and PNC Capital Markets LLC, as Structuring Agent (incorporated herein by reference to Exhibit 10.1 to DCP Midstream, LP’s Current Report on Form 8-K (File No. 001-32678) filed with the SEC on August 14, 2018).

10.2
First Amendment to Receivables Financing Agreement, dated August 12, 2019, among DCP Receivables LLC, as borrower, DCP Midstream, LP, as initial servicer, the lenders, LC participants and group agents that are parties thereto from time to time, PNC Bank National Association, as Administrative Agent and LC Bank and PNC Capital Markets LLC, as Structuring Agent (incorporated herein by reference to Exhibit 10.1 to DCP Midstream, LP’s Current Report on Form 8-K (File No. 001-32678) filed with the SEC on August 12, 2019).

10.3
Second Amendment to Receivables Financing Agreement, dated December 23, 2019, among DCP Receivables LLC, as borrower, DCP Midstream, LP, as initial servicer, the lenders, LC participants and group agents that are parties thereto from time to time, PNC Bank National Association, as Administrative Agent and LC Bank and PNC Capital Markets LLC, as Structuring Agent.

10.4
Receivables Sale and Contribution Agreement, dated August 13, 2018, between the originators from time to time party thereto and DCP Receivables LLC (incorporated herein by reference to Exhibit 10.2 to DCP Midstream, LP’s Current Report on Form 8-K (File No. 001-32678) filed with the SEC on August 14, 2018).

101	Cover Page formatted as Inline XBRL.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2019	DCP MIDSTREAM, LP

By: DCP MIDSTREAM GP, LP
its general partner

By: DCP MIDSTREAM GP, LLC
its general partner

By: /s/ Sean P. O’Brien
Sean P. O’Brien
Group Vice President and Chief Financial Officer